Exhibit 5.1

August 5, 2026

LCI Industries
3501 County Road 6 East
Elkhart, IN 46514

Ladies and Gentlemen:

    We have acted as counsel to LCI Industries, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale of up to an additional 992,898 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), pursuant to the LCI Industries Amended 2018 Omnibus Incentive Plan (the “2018 Plan”).

    For purposes of this opinion letter, we have examined the 2018 Plan, the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company, as amended and as currently in effect, the Amended and Restated Bylaws of the Company, as currently in effect, and the resolutions of the Company’s board of directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have deemed relevant and necessary in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In rendering the opinions set forth below, we have assumed: (i) the legal capacity of all natural persons; (ii) the genuineness of all signatures, including electronic signatures; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (v) the authenticity of the originals of such latter documents; (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, documents, instruments, certificates and records we have reviewed; and (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, without any independent verification or investigation thereof. We have also assumed that the Company’s board of directors, or a duly authorized committee thereof, will have approved the issuance of each award under the 2018 Plan prior to the issuance thereof.

Exhibit 5.1
Based on and subject to the foregoing and to the other qualifications, assumptions and limitations set forth herein, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the 2018 Plan and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in accordance with the 2018 Plan and any applicable award agreement, and (b) where applicable, the consideration for the Shares specified in the 2018 Plan and any applicable award agreement has been received by the Company, the Shares will be validly issued, fully paid and nonassessable. We express no opinion concerning the laws of any jurisdiction other than, subject to the limitations and assumptions contained herein, the General Corporation Law of the State of Delaware.

This opinion letter speaks only as of the date the Registration Statement becomes effective under the Securities Act, and we assume no obligation to revise or supplement this opinion letter thereafter. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Faegre Drinker Biddle & Reath LLP
FAEGRE DRINKER BIDDLE & REATH LLP